Investor Relations Contact:
Michael Picariello, Commvault
732-728-5380
ir@commvault.com

Commvault Announces Fiscal 2016 First Quarter Financial Results

First Quarter Highlights Include:

First Quarter
GAAP Results:
Revenues	$139.1 million
Loss from Operations (EBIT)	$6.3 million
EBIT Margin	(4.5)%
Diluted Loss Per Share	$0.03

Non-GAAP Results:
Income from Operations (EBIT)	$9.3 million
EBIT Margin	6.7%
Diluted Earnings Per Share	$0.12

Tinton Falls, N.J. – July 28, 2015 – Commvault [NASDAQ: CVLT] today announced its financial results for the first quarter ended June 30, 2015.

N. Robert Hammer, Commvault’s Chairman, President and CEO stated, “Our fiscal first quarter proved to be more challenging than we expected. However, during the quarter we made excellent progress on our business transformation plan. The core foundational elements are now in place to propel improvement in the second half of the fiscal year. We believe the substantial changes we are making will strengthen our competitive position, increase our available market, make it easier for our channel partners to sell, and enable us to execute our plans to significantly improve revenue and earnings growth. On a separate note, I am pleased to report that Gartner has positioned Commvault in the “Leaders” quadrant of the Magic Quadrant for Enterprise Backup Software and Integrated Appliances for a fifth consecutive year. We believe this is a validation of the strength of our products and our company vision.”

Total revenues for the first quarter of fiscal 2016 were $139.1 million, down 9% compared to the first quarter of the prior fiscal year and down 2% on a year-over-year constant currency basis. Software revenue in the first quarter of fiscal 2016 was $56.5 million, a decrease of 22% year-over-year and a decrease of 19% sequentially. On a constant currency basis, software revenue in the first quarter of fiscal 2016 decreased 15% year-over-year. Services revenue in the first quarter of fiscal 2016 was $82.6 million, an increase of 3% year-over-year and 2% sequentially. On a constant currency basis, services revenue in the first quarter of fiscal 2016 increased 9% year-over-year.

On a GAAP basis, loss from operations (EBIT) was $6.3 million for the first quarter compared to income of $18.2 million in the same period of the prior year. Non-GAAP income from operations (EBIT) decreased to $9.3 million in the first quarter of fiscal 2016 compared to $33.0 million in the first quarter of the prior year.

For the first quarter of fiscal 2016, Commvault reported a net loss of $1.3 million. Non-GAAP net income for the quarter was $5.8 million, or $0.12 per diluted share.

Operating cash flow totaled $21.9 million for the first quarter of fiscal 2016. Total cash and short-term investments were $411.4 million as of June 30, 2015 compared to $387.6 million as of March 31, 2015. During the quarter there were no borrowings against the revolving credit facility.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•
On June 19, 2015, Commvault announced that for the fifth consecutive year it was positioned in the "Leaders" quadrant of Gartner Inc.’s report, "Magic Quadrant: Enterprise Backup Software and Integrated Appliances." [1]

•
On June 8, 2015, Commvault announced it is now a Preferred Solution Partner within the Cisco® Solution Partner Program. The Internet of Everything (IoE) continues to bring together people, processes, data and things to enhance the relevancy of network connections. As a member of the Cisco Solution Partner Program, Commvault is able to quickly create and deploy solutions to enhance the capabilities, performance and management of the network to capture value in the IoE.

•
On May 26, 2015, Commvault announced new capabilities to help business users more safely store, access and share files virtually anywhere. With the expansion of capabilities within its Endpoint Data Protection Solution Set, Commvault offers businesses an enterprise file sync and share (EFSS) solution that provides a smart complement, and/or alternative, to existing solutions by adhering to corporate data management best practices so that sensitive data remains secure in compliance with business requirements.

•
On May 13, 2015, Commvault announced numerous additions to its product portfolio that enable organizations to thrive in the next wave of cloud adoption by turning data residing in public and hybrid clouds into a powerful strategic information asset. With the release of Commvault Cloud Disaster Recovery, Commvault Cloud Development and Test, Commvault Cloud Gateway and Commvault Cloud Replication, the company is addressing several critical needs demanded by enterprises today.

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Finally, Commvault has provided software, services and total revenues on a year-over-year constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short and long term plans, Commvault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of Commvault’s control and the variety of awards that companies can issue, Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

Commvault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, Commvault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation, and the additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. In addition, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 37% in fiscal 2016 and fiscal 2015.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. On an annual basis, the GAAP tax rate over the past three fiscal years was 34% for fiscal 2015, 37% for fiscal 2014 and 35% for fiscal 2013. The current fiscal year GAAP tax rate is projected to be higher than the rate in recent fiscal years because unfavorable permanent differences are estimated to make up a greater percentage of estimated GAAP pre-tax income. In addition, Commvault’s cash tax rate has been lower than its GAAP tax rate in recent fiscal years. The cash tax rate over the past three fiscal years is estimated to be 26% for fiscal 2015, 18% for fiscal 2014, and 12% for fiscal 2013. Cash taxes paid in fiscal 2016 are projected to be less compared to fiscal 2015 and fiscal 2014. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

Commvault measured itself to non-GAAP tax rates of 37% in fiscal 2015 and will continue to measure itself to a non-GAAP tax rate of 37% in fiscal 2016. Commvault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above.  Over the long term Commvault expects its cash tax rate to align with the non-GAAP tax rate. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
Commvault will host a conference call today, July 28, 2015, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 800-708-4540 (domestic) or 847-619-6397 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under the "Events" section of the website. An archived webcast of this conference call will also be available following the call.

[1] Gartner, Magic Quadrant for Enterprise Backup Software and Integrated Appliances, Dave Russell, Pushan Rinnen, Robert Rhame, 15 June 2015

About the Magic Quadrant
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
About Commvault
A singular vision – a belief in a better way to address current and future data management needs – guides Commvault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. Commvault's exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. Commvault's Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only Commvault can offer. Information about Commvault is available at www.commvault.com. Commvault's corporate headquarters is located in Tinton Falls, New Jersey in the United States.
Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2015 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "CV" logo, Commvault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, Commvault Galaxy, Commvault Edge, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS and CommValue, are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

Commvault Systems, Inc.

Consolidated Statements of Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2015	2014
Revenues:
Software	$56,493	$72,058
Services	82,630	80,585
Total revenues	139,123	152,643
Cost of revenues:
Software	537	590
Services	20,010	20,337
Total cost of revenues	20,547	20,927
Gross margin	118,576	131,716
Operating expenses:
Sales and marketing	85,782	80,311
Research and development	16,778	15,040
General and administrative	19,809	16,505
Depreciation and amortization	2,462	1,646
Total operating expenses	124,831	113,502
Income (loss) from operations	(6,255)	18,214
Interest expense	(224)	—
Interest income	181	195
Income (loss) before income taxes	(6,298)	18,409
Income tax expense (benefit)	(4,998)	5,680
Net income (loss)	$(1,300)	$12,729
Net income (loss) per common share:
Basic	$(0.03)	$0.28
Diluted	$(0.03)	$0.27
Weighted average common shares outstanding:
Basic	45,285	46,067
Diluted	45,285	47,875

Table II

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$350,469	$337,673
Short-term investments	60,884	49,936
Trade accounts receivable, net	93,135	117,716
Prepaid expenses and other current assets	23,403	20,084
Deferred tax assets, net	16,698	16,142
Total current assets	544,589	541,551

Deferred tax assets, net	26,087	24,903
Property and equipment, net	139,243	140,208
Other assets	7,633	6,804
Total assets	$717,552	$713,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$520	$860
Accrued liabilities	57,934	72,757
Deferred revenue	184,495	184,312
Total current liabilities	242,949	257,929

Deferred revenue, less current portion	47,184	45,423
Other liabilities	3,223	3,104

Total stockholders’ equity	424,196	407,010
Total liabilities and stockholders’ equity	$717,552	$713,466

Table III

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net income (loss)	$(1,300)	$12,729
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,857	1,670
Noncash stock-based compensation	15,221	14,415
Excess tax benefits from stock-based compensation	(1,785)	(2,789)
Deferred income taxes	(1,446)	(323)
Changes in operating assets and liabilities:
Trade accounts receivable	25,762	18,136
Prepaid expenses and other current assets	(2,765)	537
Other assets	(870)	202
Accounts payable	(518)	195
Accrued liabilities	(13,048)	(11,220)
Deferred revenue	(250)	3,494
Other liabilities	39	(1,602)
Net cash provided by operating activities	21,897	35,444
Cash flows from investing activities
Purchase of short-term investments	(24,438)	(3,998)
Proceeds from maturity of short-term investments	13,490	4,000
Purchases for corporate campus headquarters	(2,111)	(18,160)
Purchase of property and equipment	(1,678)	(1,372)
Net cash used in investing activities	(14,737)	(19,530)
Cash flows from financing activities
Repurchase of common stock	—	(105,085)
Debt issuance costs	—	(1,081)
Proceeds from stock options and Employee Stock Purchase Plan	1,714	2,177
Excess tax benefits from stock-based compensation	1,785	2,789
Net cash provided by (used in) financing activities	3,499	(101,200)
Effects of exchange rate — changes in cash	2,137	1,096
Net (decrease) increase in cash and cash equivalents	12,796	(84,190)
Cash and cash equivalents at beginning of period	337,673	457,733
Cash and cash equivalents at end of period	$350,469	$373,543

Table IV

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2015	2014
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$(6,255)	$18,214
Noncash stock-based compensation (1)	$15,221	$14,415
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	319	379
Non-GAAP income from operations	$9,285	$33,008

GAAP net income (loss)	$(1,300)	$12,729
Noncash stock-based compensation (1)	15,221	14,415
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	319	379
Non-GAAP provision for income taxes adjustment (3)	(8,418)	(6,605)
Non-GAAP net income	$5,822	$20,918

Diluted weighted average shares outstanding (4)	46,880	47,875
Non-GAAP diluted net income per share	$0.12	$0.44

Three Months Ended June 30, 2015
Year-over-year
Non-GAAP software revenue reconciliation
GAAP software revenue	$56,493
Adjustment for currency impact	4,708
Non-GAAP software revenue on a constant currency basis (5)	$61,201

Three Months Ended June 30, 2015
Year-over-year
Non-GAAP services revenue reconciliation
GAAP services revenue	$82,630
Adjustment for currency impact	5,170
Non-GAAP services revenue on a constant currency basis (5)	$87,800

Three Months Ended June 30, 2015
Year-over-year
Non-GAAP total revenue reconciliation
GAAP total revenues	$139,123
Adjustment for currency impact	9,878
Non-GAAP total revenues on a constant currency basis (5)	$149,001

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended June 30,
	2015	2014
Cost of services revenue	$669	$669
Sales and marketing	6,600	6,176
Research and development	1,544	1,314
General and administrative	6,408	6,256
Stock-based compensation expense	$15,221	$14,415

(2)	Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2016 and fiscal 2015.

(4)
For GAAP purposes the potentially dilutive impact of options and shares associated with our stock-based compensation programs were excluded from the calculation of GAAP loss per share in the three months ended June 30, 2015 because they would have been anti-dilutive. For purposes of non-GAAP income per share the impact of dilutive options and shares has been included.

(5)
Revenues on a constant currency basis are calculated using the average foreign exchange rates from a previous period and applying these rates to foreign-denominated revenues in the first quarter of fiscal 2016. The difference between revenue calculated based on these foreign exchange rates and revenues calculated in accordance with GAAP is listed as Adjustment for currency impact in the table above.